UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VENTRUS BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-8729264
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

787 7th Avenue, 48th Floor, New York, New York 10019
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relate: 333-168224  (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange
Title of each class	on which each class is
to be so registered	to be registered

Common Stock, $0.001 par value per share	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered.

Incorporated by reference to the section entitled "Description of Capital Stock" in the Preliminary Prospectus contained in Registrant's Registration Statement on Form S-1/A (File No. 333-168224) filed with the SEC on December 9, 2010 (the “December 9, 2010 Form S-1/A”).

Item 2.  Exhibits

The following exhibits are filed as part of this Registration Statement:

*	1.	Amended and Restated Certificate of Incorporation dated November 11, 2010.
**	2.	Amended and Restated Bylaws dated July 12, 2010.
***	3.	Specimen of Common Stock Certificate.
****	4.	Form of Convertible Promissory Note issued to investors between December 2007 and March 2008, as amended December 14, 2009.
*****	5.	Form of Warrant issued to investors between June and September 2008.
******	6.	Form of Convertible Promissory Note issued to Paramount BioSciences, LLC and Capretti Grandi, LLC in 2008 and 2009, as amended on December 21, 2009.
+	7.	Warrants issued to Paramount Credit Partners, LLC on January 23, March 25, June 1 and June 24, 2009.
++	8.	Form of Convertible Promissory Note issued to investors and Paramount BioCapital, Inc. in February, March and April 2010.
+++	9.	Form of Convertible Promissory Note issued to investors in May 2010.
++++	10.	Form of Warrant issued to investors in February and March, 2010
+++++	11.	Form of Warrant issued to investors in May 2010.
++++++	12.	Form of Placement Agent Warrant issued to Paramount BioCapital, Inc. on March 11, 2008.
*+	13.	Placement Agent Warrants issued to National Securities Corporation on February 26, March 31 and May 6, 2010, as amended October 28, 2010.
*++	14.	Warrant issued to S.L.A. Pharma AG on August 30, 2010.
*+++	15.	Form of underwriters warrant.

*	Incorporated by reference to Exhibit 3.1 to the Form S-1/A filed by the Registrant on November 16, 2010.
**	Incorporated by reference to Exhibit 3.2 to the Form S-1 filed by the Registrant on July 20, 2010 (the “Form S-1”).
***	Incorporated by reference to Exhibit 4.1 to the Form S-1/A filed by the Registrant on October 29, 2010 (the “October 29, 2010 Form S-1/A).
****	Incorporated by reference to Exhibit 4.2 to the Form S-1.
*****	Incorporated by reference to Exhibit 4.3 to the Form S-1.
******	Incorporated by reference to Exhibit 4.4 to the Form S-1/A filed by the Registrant with the SEC on October 4, 2010 (“October 4, 2010 Form S-1/A”).
+	Incorporated by reference to Exhibit 4.5 to the October 4, 2010 Form S-1/A.
++	Incorporated by reference to Exhibit 4.6 to the Form S-1.
+++	Incorporated by reference to Exhibit 4.7 to the October 4, 2010 Form S-1/A.
++++	Incorporated by reference to Exhibit 4.8 to the October 4, 2010 Form S-1/A.
+++++	Incorporated by reference to Exhibit 4.9 to the October 4, 2010 Form S-1/A.
++++++	Incorporated by reference to Exhibit 4.10 to the Form S-1.
*+	Incorporated by reference to Exhibit 4.11 to the October 29, 2010 Form S-1/A.
*++	Incorporated by reference to Exhibit 4.12 to the October 4, 2010 Form S-1/A.
*+++	Incorporated by reference to Exhibit 4.13 to the Form S-1/A filed by the Registrant on December 6, 2010.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VENTRUS BIOSCIENCES, INC.

Date: December 10, 2010	By:	/s/ Russell H. Ellison
	Name:	Russell H. Ellison
	Title:	Chief Executive Officer